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                                                                     EXHIBIT 4.2



                          FIRST SUPPLEMENTAL INDENTURE


                  This FIRST SUPPLEMENTAL INDENTURE, dated as of September 14, 2000 (the "First Supplemental Indenture"), to the Indenture, dated as of June 2, 2000 (the "Indenture"), is by and among NORTHERN BORDER PARTNERS, L.P., a Delaware limited partnership (hereinafter called the "Partnership"), NORTHERN BORDER INTERMEDIATE LIMITED PARTNERSHIP, a Delaware limited partnership (the "Guarantor"), and BANK ONE TRUST COMPANY, N.A., as Trustee.

                          RECITALS OF THE PARTNERSHIP:

                  WHEREAS, pursuant to the Indenture the Partnership established and provided for the issuance by the Partnership of a series of Notes designated as its 8-7/8% Senior Notes due June 15, 2010 (the "Notes") in the aggregate principal amount of $150,000,000;

                  WHEREAS, Section 2.02 of the Indenture expressly provides the series of Notes may be reopened for issuances of additional Notes of such series without the consent of the Holders, provided that no additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes;

                  WHEREAS, no Event of Default has occurred and is continuing with respect to the Notes;

                  WHEREAS, the Partnership desires to reopen the series of Notes and issue $100,000,000 principal amount of additional Notes which will be part of the same series as the Notes and rank equally with the Notes in all respects;

                  WHEREAS, in connection with the reopening of the series, the Partnership desires to amend the Notes in certain respects pursuant to Section 9.01(a) of the Indenture;

                  WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this First Supplemental Indenture have been complied with; and

                  WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Partnership and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

                  NOW THEREFORE:

                  Pursuant to Section 2.02 of the Indenture, the series of Notes established by the Indenture is hereby reopened and there is hereby authorized for issuance, authentication and delivery $100,000,000 principal amount of additional Notes (the "Additional Notes") of the same series as the Notes, and in consideration of the premises and the purchase and acceptance of the Additional Notes by the Holders thereof, the Partnership mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders of the Notes and the Additional Notes, that the Indenture is hereby supplemented and amended, to the extent and for the purposes expressed herein, as follows:



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                                   ARTICLE ONE
                           AMENDMENTS TO THE INDENTURE

         Section 1.1 Amendments to Indenture. The Indenture is hereby amended and supplemented as follows:

                  (a) The series of Notes established by the Indenture is hereby reopened for the issuance of Additional Notes in an aggregate principal amount of $100,000,000 which shall rank equally with the Notes in all respects, shall form a single series of $250,000,000 principal amount with the Notes, with the same CUSIP number, and shall have the same terms as the Notes, except that the Additional Notes initially will be dated September 14, 2000. Interest on the Additional Notes shall accrue from June 2, 2000. A copy of the form of Additional Note to be issued on September 14, 2000 shall be identical to the form of Note included as Exhibit A to the Indenture except that the date of original issuance will be September 14, 2000 and references to the Registration Rights Agreement dated as of June 2, 2000 shall instead refer to the Registration Rights Agreement dated as of September 14, 2000.

                  (b) All references in the Indenture and the form of Note attached thereto as Exhibit A to the series of Notes established by the Indenture and in the outstanding Notes shall be amended, supplemented and deemed to include the Additional Notes issued hereunder.

                  (c) The Additional Notes shall be subject to the Indenture, as amended hereby.

                  (d) The last sentence of Section 4 of the form of Note included as Exhibit A to the Indenture, and of the outstanding Notes, shall be deleted in its entirety and the following shall be substituted in place thereof:

                  This series of Notes may be reopened for issuances of additional Notes without the consent of Holders, provided that no additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

                                   ARTICLE TWO
                                  MISCELLANEOUS

         Section 2.1 Defined Terms. Unless otherwise provided in this First Supplemental Indenture, all defined terms used in this First Supplemental Indenture shall have the meanings assigned to them in the Indenture.

         Section 2.2 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision included in this First Supplemental Indenture or in the Indenture which is required to be included herein or therein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.


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         Section 2.3 New York Law to Govern. THIS FIRST SUPPLEMENTAL INDENTURE
AND THE NOTES (INCLUDING THE ADDITIONAL NOTES) SHALL BE DEEMED TO BE CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

         Section 2.4 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 2.5 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 2.6 Severability of Provisions. In case any provision in this First Supplemental Indenture or in the Notes (including the Additional Notes) shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 2.7 Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

         Section 2.8 Benefit of First Supplemental Indenture. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Registrar, any Paying Agent and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

         Section 2.9 Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Partnership and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.



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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                   ISSUER:

                                   NORTHERN BORDER PARTNERS, L.P.

                                   By:    /s/ Jerry L. Peters
                                      ------------------------------------------
                                   Name: Jerry L. Peters
                                        ----------------------------------------
                                   Title: Chief Financial & Accounting Officer
                                         ---------------------------------------

                                   GUARANTOR:

                                   NORTHERN BORDER INTERMEDIATE LIMITED
                                   PARTNERSHIP

                                   By:    /s/ Jerry L. Peters
                                      ------------------------------------------
                                   Name: Jerry L. Peters
                                        ----------------------------------------
                                   Title: Chief Financial & Accounting Officer
                                         ---------------------------------------

                                   TRUSTEE:

                                   BANK ONE TRUST COMPANY, N.A.,
                                   as Trustee

                                   By:    /s/ Sharon McGrath
                                      ------------------------------------------
                                   Name: Sharon McGrath
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


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